EXHIBIT 4.4.2

        This schedule is made pursuant to Instruction 2 of Item 601(a)(4) of Regulation S-K promulgated under the Securities Act of 19333, as amended. Each of the parties listed below has signed a Supplemental Indenture in substantially the form of Exhibit 4.4.1.

Supplemental Indenture, dated as of July 18, 2001

    Sunshine Acquisition Corp.
    The Univision Network Limited Partnership
    PTI Holdings, Inc.
    Univision Television Group, Inc.
    KWEX License Partnership, L.P.
    KUVN License Partnership, L.P.
    KMEX License Partnership, G.P.
    KDTV License Partnership, G.P.
    KFTV License Partnership, G.P.
    KTVW License Partnership, G.P.
    KXLN License Partnership, L.P.
    WGBO License Partnership, G.P.
    WXTV License Partnership, G.P.
    WLTV License Partnership, G.P.
    KUVS License Partnership, G.P.
    KUVI License Partnership, G.P.
    Galavision, Inc.
    Univision-EV Holdings, Inc.
    Univision Online, Inc.
    Univision Music, Inc
    Telefutura Television Group, Inc.
    Univision of Atlanta Inc.
    Station Works, LLC
    Telefutura Partnership of Dallas
    Univision Atlanta LLC
    Telefutura Miami LLC

Second Supplemental Indenture, dated October 8, 2001

    Univision of New Jersey Inc.
    Univision New York LLC

Third Supplemental Indenture, dated February 12, 2002

    Telefutura of San Francisco, Inc.
    Telefutura Orlando, Inc.
    Telefutura Houston LLC
    Telefutura Chicago LLC
    Telefutura Boston LLC
    Univision Cleveland LLC
    Univision Philadelphia LLC
    Telefutura Los Angeles LLC
    Telefutura Tampa LLC

Fourth Supplemental Indenture, dated as of March 28, 2002

    Univision of Puerto Rico Inc.

Fifth Supplemental Indenture, dated as of April 16, 2002

    Fonovisa, Inc.

Sixth Supplemental Indenture, dated as of December 31, 2002

    KAKW License Partnership, L.P.
    Telefutura Bakersfield LLC
    Telefutura Fresno LLC
    Telefutura Sacramento LLC
    Telefutura San Francisco LLC
    Univision Investments, Inc.
    Univision Management Co.
    Univision Texas Stations LLC
    UVN Texas L.P.

Seventh Supplemental Indenture, dated as of April 23, 2003

    Telefutura Network Inc.
    HPN Numbers, Inc.
    Telefutura D.C. LLC
    Telefutura Southwest LLC
    Univision Music LLC
    Telefutura Partnership of Douglas
    Telefutura Partnership of Flagstaff
    Telefutura Partnership of Floresville
    Telefutura Partnership of Phoenix
    Telefutura Partnership of San Antonio
    Telefutura Partnership of Tucson
    Fonohits Music Publishing Inc.
    Fonomusic, Inc.

Eighth Supplemental Indenture, dated as of June 16, 2003

    WUVC License Partnership, G.P.
    Univision of Raleigh, Inc.